Exhibit 99.1

Contact Information

Investor Relations:

Brian M. Dunn

OmniVision Technologies, Inc.

Ph: 408.653.3263

OMNIVISION REPORTS RECORD REVENUES

FOR SECOND QUARTER OF FISCAL 2011

~ Second Quarter Revenues Grow 24.0% Sequentially and 30.6% Year-Over-Year ~

SANTA CLARA, Calif., — November 30, 2010 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal second quarter ended October 31, 2010.

Revenues for the second quarter of fiscal 2011 were $239.5 million, as compared to $193.1 million in the first quarter of fiscal 2011, and $183.3 million in the second quarter of fiscal 2010. GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2011 was $28.9 million, or $0.50 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $16.9 million, or $0.30 per diluted share in the first quarter of fiscal 2011, and net income attributable to OmniVision Technologies, Inc. of $8.1 million, or $0.16 per diluted share in the second quarter of fiscal 2010.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2011 was $34.2 million, or $0.58 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the first quarter of fiscal 2011 was $22.4 million, or $0.39 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2010 was $14.3 million, or $0.27 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income (loss) attributable to OmniVision Technologies, Inc. to non-GAAP net income attributable to OmniVision Technologies, Inc. for the three and six months ended October 31, 2010 and 2009 and for the three months ended July 31, 2010.

Gross margin for the second quarter of fiscal 2011 was 28.2% as compared to 26.9% for the first quarter of fiscal 2011 and 24.0% for the second quarter of fiscal 2010. The sequential increase in second quarter gross margin reflected a continuing yield improvement in our back side illumination products. The Company ended the period with cash, cash equivalents and short-term investments totaling $396.7 million, an increase of $47.7 million from the previous quarter.

“We are extremely pleased with our achievement this quarter of record revenues, which represented the high point of our guidance,” stated Shaw Hong, chief executive officer of OmniVision Technologies, Inc.  “The quarter’s 24 percent sequential revenue growth resulted from our accelerating development of leading-edge imaging sensors and the execution of our operations worldwide, driven by our constant focus on the changing technological needs of the global marketplace.”

Outlook

Based on current trends, the Company expects fiscal third quarter 2011 revenues will be in the range of $230 million to $250 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.41 and $0.54 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.50 and $0.63 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-770-7125 (domestic) or 617-213-8066 (international) and entering passcode 84603530.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 93288165.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks and webcams, security and surveillance systems, digital still and video cameras, entertainment devices, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the three months ending January 31, 2011 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the impact of general economic conditions; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income (loss) did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending January 31, 2011
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.41	$0.54	$0.09	(1)	$0.50	$0.63

(1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	October 31,	April 30,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$340,693	$234,023
Short-term investments	56,007	99,555
Accounts receivable, net of allowances for doubtful accounts and sales returns	113,072	74,261
Inventories	121,260	133,993
Refundable and deferred income taxes	5,910	1,990
Prepaid expenses and other current assets	7,370	9,380
Total current assets	644,312	553,202
Property, plant and equipment, net	118,432	121,547
Long-term investments	101,826	92,121
Goodwill	1,122	439
Intangibles, net	7,004	4,891
Other long-term assets	24,359	25,493
Total assets	$897,055	$797,693

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$91,944	$85,487
Accrued expenses and other current liabilities	18,642	19,506
Deferred revenues, less cost of revenues	13,387	10,661
Current portion of long-term debt	4,301	4,286
Total current liabilities	128,274	119,940
Long-term liabilities:
Long-term income taxes payable	92,547	90,626
Non-current portion of long-term debt	43,977	45,428
Other long-term liabilities	7,887	4,727
Total long-term liabilities	144,411	140,781
Total liabilities	272,685	260,721

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 67,253 shares issued and 54,712 outstanding at October 31, 2010 and 64,616 shares issued and 52,075 outstanding at April 30, 2010, respectively	67	65
Additional paid-in capital	485,387	441,077
Accumulated other comprehensive income	1,541	870
Treasury stock, 12,541 shares at October 31, 2010 and April 30, 2010, respectively	(178,683)	(178,683)
Retained earnings	316,058	270,253
Total OmniVision Technologies, Inc. stockholders’ equity	624,370	533,582
Noncontrolling interest	—	3,390
Total equity	624,370	536,972
Total liabilities and equity	$897,055	$797,693

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
Revenues	$239,460	$183,344	$432,531	$288,904
Cost of revenues	172,013	139,382	313,129	221,272
Gross profit	67,447	43,962	119,402	67,632

Operating expenses:
Research, development and related	20,894	18,853	41,126	37,285
Selling, general and administrative	14,741	16,209	29,070	30,369
Total operating expenses	35,635	35,062	70,196	67,654

Income (loss) from operations	31,812	8,900	49,206	(22)
Interest expense, net	(434)	(244)	(634)	(448)
Other income (expense), net	(421)	223	1,072	791
Income before income taxes	30,957	8,879	49,644	321

Provision for income taxes	2,090	961	3,871	2,149
Net income (loss)	28,867	7,918	45,773	(1,828)
Net loss attributable to noncontrolling interest	—	(166)	(32)	(56)
Net income (loss) attributable to OmniVision Technologies, Inc.	$28,867	$8,084	$45,805	$(1,772)

Net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.53	$0.16	$0.85	$(0.03)
Diluted	$0.50	$0.16	$0.80	$(0.03)

Shares used in computing net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	54,235	50,763	53,724	50,668
Diluted	57,680	51,769	57,230	50,668

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	October 31,		October 31,		July 31,
	2010	2009	2010	2009	2010
GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$28,867	$8,084	$45,805	$(1,772)	$16,938
Add:
Stock-based compensation in cost of revenues	522	624	1,055	1,432	533
Stock-based compensation in research, development and related expenses	2,492	2,705	5,056	5,158	2,564
Stock-based compensation in selling, general and administrative expenses	2,108	2,774	4,146	5,611	2,038
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	251	161	564	(18)	313
Non-GAAP net income attributable to OmniVision Technologies, Inc.	$34,240	$14,348	$56,626	$10,411	$22,386

GAAP provision for income taxes	$2,090	$961	$3,871	$2,149	$1,781
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	251	161	564	(18)	313
Non-GAAP provision for income taxes	$1,839	$800	$3,307	$2,167	$1,468

Non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.63	$0.28	$1.05	$0.21	$0.42
Diluted	$0.58	$0.27	$0.98	$0.20	$0.39

Shares used in computing non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	54,235	50,763	53,724	50,668	53,214
Diluted	58,686	52,477	57,937	52,075	57,149